UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2025

Cintas Corporation

(Exact name of registrant as specified in charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737,
Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 459-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTAS	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 7, 2025, Cintas Corporation (the “Company” or “Cintas”) issued a press release confirming that it delivered to the Board of Directors of UniFirst Corporation (“UniFirst”) a proposal to acquire all of the outstanding common and class B shares of UniFirst for $275.00 per share (the “Proposal”) in cash. A copy of the press release, attached hereto as Exhibit 99.1, and the accompanying presentation slides, attached hereto as Exhibit 99.2, are incorporated herein by reference.

The Company is publicly providing all six letters of correspondence between Cintas and UniFirst since November 8, 2024 related to the Proposal. Copies of the following letters are attached hereto as Exhibit 99.3 and incorporated herein by reference:

1.	November 8, 2024: Proposal letter from Mr. Todd M. Schneider, President and Chief Executive Officer of Cintas, to Messrs. Raymond C. Zemlin, Chairman of the Board of Directors of UniFirst, and Steven S. Sintros, President and Chief Executive Officer of UniFirst

2.	November 25, 2024: Email letter from Mr. Schneider to Messrs. Scott Chase, Secretary of UniFirst, Zemlin and Sintros

3.	November 27, 2024: Email letter from Messrs. Zemlin and Sintros to Mr. Schneider

4.	December 3, 2024: Email letter from Mr. Schneider to Messrs. Chase, Zemlin and Sintros

5.	December 9, 2024: Email letter from Messrs. Zemlin and Sintros to Mr. Schneider

6.	December 20, 2024: Email letter from Mr. Schneider to Messrs. Chase, Zemlin and Sintros

BDT & MSD Partners is acting as Cintas’ financial advisor, and Davis Polk & Wardwell LLP is serving as legal advisor.

Forward Looking Statements

This report and the accompanying materials contain statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements regarding historical facts, including, without limitation, statements regarding Cintas’ current expectations, estimates and projections about its industry, its business or a transaction with UniFirst, are forward-looking statements. Cintas cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the risk that a transaction with UniFirst may not be consummated; the risk that a transaction with UniFirst may be less accretive than expected, or may be dilutive, to Cintas’ earnings per share, which may negatively affect the market price of Cintas common shares; the possibility that Cintas and UniFirst will incur significant transaction and other costs in connection with a potential transaction, which may be in excess of those anticipated by Cintas; the risk that Cintas may fail to realize the benefits expected from a transaction; the risk that the combined company may be unable to achieve anticipated synergies or that it may take longer than expected to achieve those synergies; the risk that any announcements relating to, or the completion of, a transaction could have adverse effects on the market price of Cintas common shares; and the risk related to any unforeseen liability and future capital expenditure of Cintas related to a transaction.

For additional factors affecting the business of Cintas, refer to Part I – Item 1A. Risk Factors of Cintas’ Annual Report on Form 10-K for the fiscal year ended May 31, 2024 (the “2024 10-K”), and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Information for Investors and Security Holders

This report and the accompanying materials relate to a proposal which Cintas has made for an acquisition of UniFirst. In furtherance of this proposal and subject to future developments, Cintas may file one or more registration statements, proxy statements, tender offer statements or other documents with the SEC. This document is not a substitute for any proxy statement, registration statement, tender offer statement or other document Cintas may file with the SEC in connection with the proposed transaction.

Investors and security holders of Cintas are urged to read the proxy statement(s), registration statement, tender offer statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Cintas, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Cintas through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation; Participants in the Solicitation

This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This report is neither a solicitation of a proxy nor a substitute for any proxy statement or other filing that may be made with the SEC. Nonetheless, Cintas and its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Cintas is set forth in its proxy statement for its 2024 annual meeting of shareholders (the “2024 Proxy Statement”), which was filed with the SEC on September 19, 2024 and is available here.  Information about the directors and executive officers of Cintas, their ownership of Cintas common stock, and Cintas’ transactions with related persons is set forth in the sections entitled “Election of Directors”, “Board Diversity”, “Board’s Roles and Responsibilities”, “Board Committees and Meetings”, “Nonemployee Director Compensation for Fiscal 2024”, “Fiscal 2024 Director Compensation Table”, “Compensation Committee Report”, “Executive Compensation”, “Compensation Discussion and Analysis”, “Fiscal 2024 Summary Compensation Table”, “Grants of Plan-Based Awards for Fiscal 2024”, “Outstanding Equity Awards at Fiscal 2024 Year-End”, “Option Exercises and Stock Vested for Fiscal 2024”, “Nonqualified Deferred Compensation for Fiscal 2024”, “Potential Payments upon Termination, Retirement or Change in Control”, “CEO Pay Ratio”, “Pay Versus Performance”, “Approval, on an Advisory Basis, of Named Executive Officer Compensation”, “Approval of the Cintas Corporation 2016 Amended and Restated Equity and Incentive Compensation Plan”, “Principal Shareholders”, “Security Ownership of Director Nominees and Executive Officers”, and “Related Party Transactions” of the 2024 Proxy Statement.  Information about the directors and executive officers of Cintas, their ownership of Cintas common stock, and Cintas’ transactions with related persons is also set forth in the sections entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the 2024 10-K, which was filed with the SEC on July 25, 2024 and is available here.  To the extent holdings of Cintas common stock by the directors and executive officers of Cintas have changed from the amounts of Cintas common stock held by such persons as reflected in the 2024 Proxy Statement and 2024 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: the Form 4s filed by Robert Coletti on December 11, 2024 and November 1, 2024, Joseph Scaminace on November 1, 2024, Karen Carnahan on November 1, 2024, Melanie Barstad on November 1, 2024, Martin Mucci on November 1, 2024, Beverly Carmichael on November 1, 2024, and Ronald Tysoe on November 1, 2024.  Free copies of these documents may be obtained as described above.

Any information concerning UniFirst contained in this document has been taken from, or based upon, publicly available information. Although Cintas does not have any information that would indicate that any information contained in this document that has been taken from such documents is inaccurate or incomplete, Cintas does not take any responsibility for the accuracy or completeness of such information. To date, Cintas has not had access to the books and records of UniFirst.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Cintas Corporation published a news release on January 7, 2025 captioned, “Cintas Proposes to Acquire UniFirst for $275.00 Per Share in Cash.”
99.2	Presentation slides, dated January 7, 2025.
99.3	Letters of correspondence between Cintas Corporation and UniFirst Corporation.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	January 7, 2025	By:	/s/ J. Michael Hansen
J. Michael Hansen
Executive Vice President and Chief Financial Officer